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                                  EXHIBIT 99

                  SHAREHOLDER AUTOMATIC DIVIDEND REINVESTMENT
                               AUTHORIZATION FOR
                         FIRSTSPARTAN FINANCIAL CORP.
          AUTHORIZATION AGREEMENT FOR AUTOMATIC DIVIDEND REINVESTMENT

Company Name: FirstSpartan Financial Corp.               Tax ID No.:  56-2015272

[ ] Full Reinvestment: I (we) hereby authorize FirstSpartan Financial Corp. to pay to Registrar and Transfer Company as my (our) agent for my (our) account all cash dividends due to me (us) on shares of FirstSpartan Financial Corp. Common Stock for which I (we) am (are) the holder of record. I (we) want to reinvest dividends on all shares registered in my
     (our) name(s) for the purchase of full or fractional shares of FirstSpartan Financial Corp. Common Stock in accordance with the terms of the FirstSpartan Financial Corp. Dividend Reinvestment Plan ("Plan").

[ ] Partial Reinvestment: I (we) hereby authorize FirstSpartan Financial Corp. to pay to Registrar and Transfer Company as my (our) agent for my (our) account all cash dividends due to me (us) on _________ shares of FirstSpartan Financial Corp. Common Stock for which I(we) am (are) the holder of record. I (we) want to reinvest dividends on the indicated number of shares registered in my (our) name(s) for the purchase of full or fractional shares of FirstSpartan Financial Corp. Common Stock in accordance with the terms of the Plan.


I understand that the purchase of Common Stock will be made subject to the terms and conditions of the Plan, and that I may terminate this authorization at any time by notifying Registrar and Transfer Company in writing.

This authorization form, when signed, should be mailed to: Registrar and Transfer Company, ATTN: Dividend Reinvestment Department, 10 Commerce Drive, Cranford, New Jersey 07016. An addressed, postage-prepaid envelope is provided for that purpose.


NAME(S):________________________________________________________________________
                                 (Please Print)

TAX ID NO._____________                     DAYTIME PHONE (  )
                                                          ----------------------

DATE:__________________                     SIGNED:_____________________________

DATE:__________________                     SIGNED:_____________________________